EXHIBIT 99.1

Duke Energy Ohio

Market Rate Offer (MRO) Filing

Background

•                  Ohio Senate Bill No. 221 (SB221) requires electric distribution utility companies to provide a standard service offer through either an Electric Security Plan (ESP) or Market Rate Offer (MRO)

•                  Current ESP expires at end of 2011

Duke Energy Ohio MRO Proposal

•                  On November 15, 2010, Duke Energy Ohio filed with the Public Utilities Commission of Ohio (PUCO) for approval of a MRO

•                  Under the MRO, customer rates are fully based upon market prices after a blending period

•                  MRO proposal is effective January 1, 2012

•                  MRO is permanent (once approved, utility cannot go back to ESP structure)

•                  Duke Energy Ohio will remain the distribution company for customers under the MRO

•                  Generation Pricing

•                  Continues to be bypassable for customers choosing to switch to an alternative generation provider

•                  Transition Period from ESP Pricing to MRO Pricing — “Blending Period”

•                  Blending Period can be for a term of no less than two years and up to 10 years (subject to PUCO discretion)

•                  Duke Energy Ohio has proposed a Blending Period from January 1, 2012 to May 31, 2014

•                  Year 1 (17 month period from January 1, 2012 to May 31, 2013)

•                  Pricing = 90% of legacy ESP price + 10% of market auction price

•                  Year 2 (June 1, 2013 to May 31, 2014)

•                  Pricing = 80% of legacy ESP price + 20% of market auction price

•                  Thereafter (June 1, 2014)

•                  Pricing = 100% of market auction price

•                  Market price component will be determined via a Competitive Bidding Process (CBP) or auction

•                  ESP price component during blending period equals the ESP rate in effect at the end of 2011

•                  Competitive Bidding Process Auction

•                  Descending-price clock auction format

•                  Each tranche represents 1% of the hourly, load-following full-requirements of Duke Energy Ohio’s standard service offer load

•                  To be administered by independent third-party

•                  Auctions will be staggered to achieve price-smoothing benefits for customers

•                  Generation Asset Transfer

•                  Duke Energy Ohio intends to transfer its legacy generation assets dedicated to the native load customer in Ohio no later than the end of the blending period that it has proposed in its filing

•                  Request to transfer generation assets will be made independently of the MRO application

•                  Proposed Procedural Schedule

•                  PUCO has 90 days from filing date of the MRO to determine whether the application meets statutory requirements

•                  Proposed Technical Conference on filing — proposed for November 23, 2010

•                  Hearings on filing — proposed for week of December 20, 2010